Exhibit 99.01

Company Contact:

David Gennarelli

Director Investor Relations

408-543-8125

dgennarelli@netscreen.com

NetScreen Technologies, Inc. Reports Record Second Quarter Results

Reports 14 Percent Revenue Growth Over Prior Fiscal Quarter

SUNNYVALE, Calif. April 23, 2003 — NetScreen Technologies, Inc. (Nasdaq: NSCN), today announced financial results for its second fiscal quarter and six months ended March 31, 2003.

Revenue in the quarter ended March 31, 2003 was a record $58.3 million, an increase of 82 percent over revenue of $32.0 million in the same quarter last year and an increase of 14 percent over revenue of $51.1 million in the quarter ended December 31, 2002. Revenues for the first six months of fiscal 2003 were $109.4 million, an increase of 79 percent over revenues of $61.0 million recorded in the same period last year.

Net income applicable to common stockholders calculated on the basis of GAAP (generally accepted accounting principles) for the quarter ended March 31, 2003 was $5.9 million, or $0.08 per basic and $0.07 per diluted share, compared to a net loss applicable to common stockholders of $3.3 million, or ($0.05) per basic and diluted share, in the same period last year. GAAP net income applicable to common stockholders in the quarter ended March 31, 2003 includes the effect of a non-cash charge of $5.5 million for stock-based compensation associated with stock options granted prior to the company’s initial public offering and approximately $245,000 for amortization of intangible assets associated with the September 2002 acquisition of OneSecure Inc. and a $1.4 million negative tax impact resulting from the inclusion of stock-based compensation and the amortization of intangible assets. GAAP net loss applicable to common stockholders in the same period last year includes the effect of a non-cash charge of $6.1 million for stock-based compensation associated with stock options. GAAP net income for the first six months of fiscal 2003 was $9.1 million, or $0.12 per basic and $0.11 per diluted share, compared to a net loss of $37.7 million, or ($0.77) per basic and diluted share in the same period last year.

Pro forma net income for the quarter ended March 31, 2003 was a record $13.0 million, or $0.17 per basic and $0.15 per diluted share, representing a 371 percent increase over pro forma net income of $2.8 million, or $0.04 per basic and $0.03 per diluted share, in the same quarter last year and an increase of 19 percent over pro forma net income of $10.9 million, or $0.14 per basic and $0.13 per diluted share, in the quarter ended December 31, 2002. Pro forma net income and per share information excludes non-cash stock-based compensation associated with stock options and amortization of intangible assets.

“We built upon our excellent reputation in the marketplace as a leader in security performance, technology and total cost of ownership to gain market share and mind share from our competitors, enabling NetScreen to show continued strong product revenue growth,” said Robert Thomas, president and chief executive officer.

Remo Canessa, NetScreen’s chief financial officer, stated, “Strength in product sales and our ability to control operating expenses have enabled NetScreen to post another quarter of solid financial performance. In addition to record revenues, we achieved a record pro forma operating profit margin of 24.4% in the March quarter. GAAP operating profit margin was 14.6%. We were also pleased to see our deferred revenue increase 26.7% over the prior fiscal quarter and to see our DSOs remain under 40 days. Cash flow from operations remained strong at $20.4 million for the quarter ended March 31, 2003, bringing our cash, cash equivalents and short-term investments balance up to $294.3 million as of March 31, 2003.”

Recent Company Highlights

•	Received Network Magazine’s 2003 Product of the Year Award in the firewall category for the NetScreen-5000 Series.

•	Achieved No. 1 position in unit market share of the high-end (greater than $30,000) price-banded category of VPN and firewall appliances in the December quarter, according to Infonetics Research.

•	Expanded IDP product line with the new NetScreen-IDP 10 to protect remote offices and secure extranet links.

•	Announced a software upgrade for IDP product line that makes it the first intrusion prevention platform to protect against exploitation of instant messaging and peer-to-peer file sharing application vulnerabilities.

•	Enhanced the NetScreen-200 series appliances, enabling customers to leverage a single device to extend firewall protection and VPN capabilities to multiple network segments.

•	Selected as the official network firewall provider for the InteropNet Event Network (eNet) at NetWorld+Interop 2003 in Las Vegas.

•	Announced new large enterprise and service provider customer wins including Interim HealthCare Inc., Metropolitan Regional Information Systems Inc., and Inforonics.

•	Expanded our Global Alliance Program to include SmartPipes, a leader in policy-based networking software for secure large-scale IP VPN and firewall networks, and Radware, a leading provider of intelligent application switching.

“Geographically we saw growth in both the Americas and Europe while revenue from the Asia Pacific region remained a strong component of our total revenues,” continued Thomas. “Large enterprise sales remain a key focus area for NetScreen and we saw continued success in a number of verticals including government, education, financial institutions and technology companies. Our government business was not just within the United States — NetScreen has sold products to over 130 government organizations in over 20 countries around the world and we believe we are well positioned to expand on this business in the future. We remain committed to our goal of becoming the No. 1 network security company in the world.”

Outlook

The following statements are based on information the company has available today, and will be the company’s only statements of this nature until updated in the future. NetScreen assumes no duty to update this information at any time. These statements are forward-looking, and actual results may differ materially.

For the quarter ending June 30, 2003, NetScreen currently expects to achieve revenue growth of between 8 and 10 percent over the March 2003 quarter. Pro forma gross margins are expected to be between 75 and 76 percent. In addition, the company expects pro forma operating expenses for the June 2003 quarter to increase by 10 to 12 percent over the March 2003 quarter. Pro forma operating expense and pro forma gross margin expectations exclude stock-based compensation and the amortization of intangible assets. On a GAAP basis, gross margins are expected to be between 74 and 75 percent and operating expenses are expected to increase by 10 to 12 percent in the June 2003 quarter.

For the fiscal year ending September 30, 2003, NetScreen is raising its revenue projection to between $237 million and $240 million, representing year over year revenue growth of approximately 71 to 73 percent. Prior projected revenue for fiscal 2003 had been between $225 million and $230 million.

Conference Call

NetScreen will host a public conference call to discuss the second quarter results and current business developments, and to provide guidance for the third quarter and fiscal 2003 today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). A live webcast of the call can be accessed at:

http://ir.netscreen.com/ireye/ir_site.zhtml?ticker=nscn&script=2100. A replay of the webcast will be available at the same web address starting approximately two hours after the conclusion of the live webcast and running through May 23, 2003.

Institutional investors and research analysts can access the live conference by calling 800-309-8225 (U.S. and Canada) or 706-634-0672 (International). A taped replay of this call will be available for one week following the call. The dial-in numbers for the replay are 800-642-1687 (U.S. and Canada) and 706-645-9291 (International). The call’s ID number is: 9597619. The replay will be available starting approximately two hours after the conclusion of the live call and running through April 30, 2003.

About NetScreen Technologies

NetScreen Technologies, Inc., is a leading developer of integrated network security solutions that offer the security, performance and total cost of ownership required by enterprises and carriers. NetScreen’s innovative solutions provide key security technologies, such as virtual private network, denial of service protection, firewall and intrusion prevention, in a line of easy-to-manage security appliances and systems. NetScreen is located at 805 11th Ave, Sunnyvale, CA 94089. More information on NetScreen’s products can be found at http://www.netscreen.com or by calling toll free at 1-800-638-8296.

This press release contains forward-looking statements about events and circumstances that have not yet occurred. Statements under the caption “Outlook” and statements containing words such as “will,” “expects,” “believe,” “growing,” “enable,” and other statements in the future tense are forward-looking statements. Actual outcomes and results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties. These risks and uncertainties include volatility in the

Internet infrastructure and networking market, increased competition from established and new companies, potential problems integrating acquired companies, long sales cycles that make the timing of sales difficult to predict, and statements product-related risks such as timing, performance and customer acceptance of new product introductions. Detailed information about potential factors that could affect NetScreen’s business, financial condition and results of operations is included in the company’s periodic reports on Forms 10-K and 10-Q, including (without limitation) under the captions, “Factors That May Affect Our Business and Future Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission and available at the SEC’s website at www.sec.gov. The company undertakes no duty to update the information in this press release.

NetScreen is a trademark of NetScreen Technologies, Inc. Other trademarks are the property of their respective owners.

(tables to follow)

NETSCREEN TECHNOLOGIES, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2003	2002	2003	2002
Revenues:
Product	$47,937	$26,494	$90,388	$50,593
Maintenance and service	10,405	5,543	19,024	10,417

Total revenues	58,342	32,037	109,412	61,010

Cost of revenues:
Product (1) (2)	10,630	6,566	19,913	13,856
Maintenance and service (1)	3,231	1,963	5,648	3,165

Total cost of revenues	13,861	8,529	25,561	17,021

Gross margin	44,481	23,508	83,851	43,989

Operating expenses:
Research and development (1) (2)	11,077	8,232	20,859	15,614
Sales and marketing (1) (2)	20,037	14,990	40,199	29,591
General and administrative (1)	4,858	4,196	9,049	8,434

Total operating expenses	35,972	27,418	70,107	53,639

Income (loss) from operations	8,509	(3,910)	13,744	(9,650)
Interest and other income, net	1,004	955	2,067	1,285

Income (loss) before taxes	9,513	(2,955)	15,811	(8,365)
Provision for income taxes	(3,622)	(339)	(6,708)	(639)

Net income (loss)	5,891	(3,294)	9,103	(9,004)
Deemed dividend on Series E and F redeemable convertible preferred stock	—	—	—	(28,743)

Net income (loss) applicable to common stockholders	$5,891	$(3,294)	$9,103	$(37,747)

Basic net income (loss) per share applicable to common stockholders	$0.08	$(0.05)	$0.12	$(0.77)

Shares used in computing basic net income (loss) per share applicable to common stockholders	78,377	70,573	77,690	49,071

Diluted net income (loss) per share applicable to common stockholders	$0.07	$(0.05)	$0.11	$(0.77)

Shares used in computing diluted net income (loss) per share applicable to common stockholders	84,312	70,573	83,603	49,071

(1) Includes stock-based compensation of the following:
Cost of product revenues	$411	$411	$822	$821
Cost of maintenance and service revenues	277	238	554	468
Research and development	1,965	1,947	3,948	3,767
Sales and marketing	2,160	2,764	4,857	5,592
General and administrative	656	691	1,380	1,340

Total stock-based compensation	$5,469	$6,051	$11,561	$11,988

(2) Includes amortization of intangible assets of the following:
Cost of product revenues	$186	$—	$372	$—
Research and development	23	—	46	—
Sales and marketing	36	—	71	—

Total amortization of intangible assets	$245	$—	$489	$—

Certain amounts have been reclassified to conform to the current presentation.

NETSCREEN TECHNOLOGIES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(excludes stock-based compensation, amortization of intangible assets and deemed dividends on preferred stock)

(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2003	2002	2003	2002
Revenues:
Product	$47,937	$26,494	$90,388	$50,593
Maintenance and service	10,405	5,543	19,024	10,417

Total revenues	58,342	32,037	109,412	61,010

Cost of revenues:
Product (1) (2)	10,033	6,155	18,719	13,035
Maintenance and service (1)	2,954	1,725	5,094	2,697

Total cost of revenues	12,987	7,880	23,813	15,732

Gross margin	45,355	24,157	85,599	45,278

Operating expenses:
Research and development (1) (2)	9,089	6,285	16,865	11,847
Sales and marketing (1) (2)	17,841	12,226	35,271	23,999
General and administrative (1)	4,202	3,505	7,669	7,094

Total operating expenses	31,132	22,016	59,805	42,940

Pro forma income from operations	14,223	2,141	25,794	2,338
Interest and other income, net	1,004	955	2,067	1,285

Pro forma income before taxes	15,227	3,096	27,861	3,623
Provision for income taxes	(2,241)	(339)	(3,953)	(639)

Pro forma net income (3)	$12,986	$2,757	$23,908	$2,984

Basic pro forma net income per share	$0.17	$0.04	$0.31	$0.06

Shares used in computing basic pro forma net income per share	78,377	70,573	77,690	49,071

Diluted pro forma net income per share	$0.15	$0.03	$0.29	$0.04

Shares used in computing diluted pro forma net income per share	84,312	79,171	83,603	72,748

(1) Excludes stock-based compensation of the following:
Cost of product revenues	$411	$411	$822	$821
Cost of maintenance and service revenues	277	238	554	468
Research and development	1,965	1,947	3,948	3,767
Sales and marketing	2,160	2,764	4,857	5,592
General and administrative	656	691	1,380	1,340

Total stock-based compensation	$5,469	$6,051	$11,561	$11,988

(2) Excludes amortization of intangible assets of the following:
Cost of product revenues	$186	$—	$372	$—
Research and development	23	—	46	—
Sales and marketing	36	—	71	—

Total amortization of intangible assets	$245	$—	$489	$—

(3) Excludes deemed dividends on Series E and F convertible preferred stock	$—	$—	$—	$28,743

Certain amounts have been reclassified to conform to the current presentation.

NETSCREEN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	September 30, 2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,572	$11,153
Short-term investments	266,698	238,711
Restricted cash	308	1,611
Accounts receivable, net	24,180	18,046
Inventories	2,363	2,249
Other current assets	6,317	5,231

Total current assets	327,438	277,001
Property and equipment	9,514	6,264
Restricted cash	694	—
Intangible assets	5,270	5,759
Goodwill	57,281	56,807
Other assets	714	853

Total assets	$400,911	$346,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,939	$5,027
Accrued expenses	12,769	11,452
Accrued compensation	9,309	6,909
Accrued income taxes	5,047	1,865
Deferred revenue	44,725	26,150
Current portion of restructuring liabilities	700	541
Current portion of debt and capital lease obligations	1,659	1,761

Total current liabilities	80,148	53,705

Restructuring liabilities, less current portion	2,264	2,577
Long-term portion of debt and capital lease obligations	662	1,513

Total stockholders’ equity	317,837	288,889

Total liabilities and stockholders’ equity	$400,911	$346,684

Certain amounts have been reclassified to conform to the current presentation.

Reconciliation of Pro Forma to GAAP Net Income (Unaudited)

$ in 000s

	Three Months Ended March 31,		Six Months Ended March 31,
	2003	2002	2003	2002
Pro forma net income	$12,986	$2,757	$23,908	$2,984
Stock-based compensation	(5,469)	(6,051)	(11,561)	(11,988)
Amortization of intangible assets	(245)	—	(489)	—
Provision for income taxes	(1,381)	—	(2,755)	—
Deemed dividends on Series E and F convertible preferred stock	—	—	—	(28,743)

GAAP net income (loss)	$5,891	$(3,294)	$9,103	$(37,747)

Reconciliation of Pro Forma to GAAP Gross Margin (Unaudited)

$ in 000s

	Three Months Ended March 31,				Six Months Ended March 31,
	2003		2002		2003		2002
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue
Revenues – GAAP and Pro forma	58,342	100.0%	32,037	100.0%	109,412	100.0%	61,010	100.0%

Pro forma gross margin	45,355	77.7%	24,157	75.4%	85,599	78.2%	45,278	74.2%
Stock based compensation – cost of product revenues	(411)	-0.7%	(411)	-1.3%	(822)	-0.8%	(821)	-1.3%
Amortization of intangible assets – cost of product revenues	(186)	-0.3%	—	0.0%	(372)	-0.3%	—	0.0%
Stock based compensation – cost of maintenance and service	(277)	-0.5%	(238)	-0.7%	(554)	-0.5%	(468)	-0.8%

	44,481	76.2%	23,508	73.4%	83,851	76.6%	43,989	72.1%

Reconciliation of Pro Forma to GAAP Tax Provision (Unaudited)

$ in 000s

	Three Months Ended March 31,		Six Months Ended March 31,
	2003	2002	2003	2002
Pro forma income before taxes	$15,227	$3,096	$27,861	$3,623
Pro forma provision for income taxes	(2,241)	(339)	(3,953)	(639)
Pro forma effective tax rate	14.7%	10.9%	14.2%	17.6%

Pro forma net income	$12,986	$2,757	$23,908	$2,984

Pro forma income before taxes	$15,227	$3,096	$27,861	$3,623
Stock-based compensation	(5,469)	(6,051)	(11,561)	(11,988)
Amortization of intangible assets	(245)	—	(489)	—

GAAP income before taxes	9,513	(2,955)	15,811	(8,365)

Pro forma provision for income taxes	(2,241)	(339)	(3,953)	(639)
GAAP income tax adjustment	(1,381)	—	(2,755)	—

GAAP provision for income taxes	(3,622)	(339)	(6,708)	(639)
GAAP effective tax rate	38.1%	(A )	42.4%	(A )

GAAP net income	$5,891	$(3,294)	$9,103	$(9,004)

(A) Taxes paid for foreign jurisdiction purposes

Guidance Summary

Reconciliation of Pro Forma to GAAP Gross Margin Guidance (Unaudited)

$ in 000s

	Three Months Ended June 30, 2003
	Low (1)		High (2)
	$	% of Revenue	$	% of Revenue
Revenues – GAAP and Pro forma	63,025	100.0%	64,200	100.0%

Pro forma gross margin	47,270	75.0%	48,790	76.0%
Stock based compensation – cost of product revenues	(407)	-0.6%	(407)	-0.6%
Amortization of intangible assets – cost of product revenues	(186)	-0.3%	(186)	-0.3%
Stock based compensation – cost of maintenance and service	(276)	-0.4%	(276)	-0.4%

GAAP gross margin	46,401	73.6%	47,921	74.6%

(1)	Low reflects 8% revenue increase over prior quarter and 75% gross margin
(2)	High reflects 10% revenue increase over prior quarter and 76% gross margin

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